February 12, 1999




Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 1999 Annual Meeting of the Stockholders of Tanisys Technology, Inc. The Annual Meeting will be held on Thursday, March 18, 1999, at 10:00 a.m. at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, in Austin, Texas. The formal Notice of the Annual Meeting is included in the enclosed material.

The matters expected to be acted upon at the meeting are described in the attached Proxy Statement. During the meeting, stockholders will have the opportunity to ask questions and comment on the operations of Tanisys Technology, Inc.

It is important that your views be represented whether or not you are able to be present at the Annual Meeting. PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY.

We appreciate your investment in Tanisys Technology, Inc. and urge you to return your proxy card as soon as possible.

Sincerely,

/s/ Charles T. Comiso

Charles T. Comiso
President and CEO

                           TANISYS TECHNOLOGY, INC.
                    12201 TECHNOLOGY BOULEVARD, SUITE 125
                           AUSTIN, TEXAS 78727-6101

                         ---------------------------

                  NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON MARCH 18, 1999


    NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of Tanisys Technology, Inc., a Wyoming corporation ("Tanisys" or the "Company"), will be held on Thursday, March 18, 1999, at 10:00 a.m., Central Standard Time, at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, in Austin, Texas, for the purpose of considering and voting upon the following:

    (1) A proposal to elect two directors to hold office until the 2002 Annual Meeting of Stockholders;

    (2) A proposal to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending September 30, 1999; and

    (3) To consider and act upon any other matter which may properly come before the Annual Meeting or any adjournment thereof. The Board of Directors is presently unaware of any other business to be presented to a vote of the stockholders at the Annual Meeting.

    The items of business are more fully described in the Proxy Statement accompanying this notice.

    The Board of Directors has fixed the close of business on January 29, 1999, as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A complete list of the stockholders entitled to vote at the meeting will be maintained at the Company's principal executive offices during ordinary business hours for a period of ten days prior to the meeting. The list will be open to the examination of any stockholder for any purpose germane to the meeting during this time. The list also will be produced at the time and place of the meeting and will be open during the whole time thereof.

                                       By Order of the Board of Directors,



                                       JOE O. DAVIS
                                       CORPORATE SECRETARY

Austin, Texas
February 12, 1999


                                   IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY YOUR PROXY.

                          TANISYS TECHNOLOGY, INC.
                    12201 TECHNOLOGY BOULEVARD, SUITE 125
                          AUSTIN, TEXAS  78727-6101

                         ---------------------------

                               PROXY STATEMENT
                                     FOR
                       ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MARCH 18, 1999


GENERAL INFORMATION

    This Proxy Statement and the accompanying proxy are furnished to the stockholders of Tanisys Technology, Inc, a Wyoming corporation ("Tanisys" or the "Company"), in connection with the solicitation by the Board of Directors of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, March 18, 1999, at 10:00 a.m., Central Standard Time, at the Renaissance Austin Hotel, 9721 Arboretum Boulevard, in Austin, Texas, and at any adjournment or postponement thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders. Properly executed proxies received in time for the Annual Meeting will be voted.

    The securities of the Company entitled to vote at the Annual Meeting consist of shares of common stock, no par value (the "Common Stock"). At the close of business on January 29, 1999 (the "Record Date"), there were outstanding and entitled to vote 23,289,755 shares of Common Stock. The holders of record of Common Stock on the Record Date will be entitled to one vote per share. The Company's Certificate of Incorporation does not permit cumulative voting in the election of directors.

    The Company's Annual report on Form 10-K for the fiscal year ended September 30, 1998, as filed with the Securities and Exchange Commission (the "Commission") on December 29, 1998, has been or is being furnished with this Proxy Statement, which is being mailed on or about February 12, 1999, to the holders of record of Common Stock on the Record Date. The Form 10-K Annual report does not constitute a part of the proxy materials.

VOTING AND PROXY PROCEDURES

    Properly executed proxies received in time for the Annual Meeting will be voted. Stockholders are urged to specify their choices on the proxy, but if no choice is specified, eligible shares will be voted for the election of the nominees for director named herein and for ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending September 30, 1999. At the date of this Proxy Statement, management of the Company knows of no other matters which are likely to be brought before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment on such matters.

    If the enclosed form of proxy is executed and returned, it may nevertheless be revoked by a later-dated proxy or by written notice filed with the Secretary at the Company's executive offices at any time before the enclosed proxy is exercised. Stockholders attending the Annual Meeting may revoke their proxies and vote in person. The Company's executive offices are located at 12201 Technology Boulevard, Suite 125, Austin, Texas 78727-6101.

    The holders of a majority of the total shares of Common Stock issued and outstanding at the close of business on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The affirmative vote of a plurality of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors, and the affirmative vote of a majority of the total shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants and any other matters as may properly come before the Annual Meeting or any adjournment thereof.

    Abstentions are counted toward the calculation of a quorum but are not treated as either a vote for or against a proposal. Any unvoted position in a brokerage account will be considered as not voted and will not be counted toward fulfillment of quorum requirements.

    The cost of solicitation of proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation (other than reimbursement of out-of-pocket expenses), by personal interview, telephone, telegram or otherwise. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record for the forwarding of solicitation materials to the beneficial owners thereof. The Company will reimburse such brokers, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has elected to retain the services of D. F. King & Co. for the purpose of soliciting proxies to be voted at the Annual Meeting at an estimated cost of $3,000, plus out-of-pocket expenses.

                            OWNERSHIP OF COMMON STOCK

PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of December 31, 1998, certain information with respect to the Common Stock beneficially owned by persons who are known to the Company to be the beneficial owners of more than five percent (5%) of the Common Stock. For purposes of this Proxy Statement, beneficial ownership is defined in accordance with the rules of the Commission to mean generally the power to vote or dispose of shares, regardless of any economic interest therein. The persons listed have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
    NAME AND ADDRESS                            OWNERSHIP       PERCENT OF CLASS (1)
    ----------------                        -----------------   --------------------
    Parris H. Holmes, Jr.                     1,476,925 (2)            6.6%
    7411 John Smith Drive, Suite 200
    San Antonio, Texas  78229

    Gary W. Pankonien                         1,452,250 (3)            6.5%
    1351 The High Road
    Austin, Texas  78746

--------------
(1) Based on a total of 22,253,679 shares of Common Stock issued and outstanding on December 31, 1998.
(2) Includes 122,500 shares that Mr. Holmes has the right to acquire upon exercise of stock options, exercisable within 60 days.
(3) Includes 200,000 shares that Mr. Pankonien has the right to acquire upon exercise of stock options, exercisable within 60 days.

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth, as of December 31, 1998, certain information with respect to the Company's Common Stock beneficially owned by each of its directors and nominees for director, each executive officer named in the Summary Compensation Table and its directors and executive officers as a group. Such persons have sole voting power and sole dispositive power with respect to all shares set forth in the table unless otherwise specified in the footnotes to the table.

                                                 AMOUNT AND NATURE
                                                   OF BENEFICIAL
    NAME                                            OWNERSHIP(1)      PERCENT OF CLASS(2)
    ----                                         -----------------    -------------------
    Charles T. Comiso                                250,000 (3)             1.1%
    Joe O. Davis                                     108,000 (4)              *
    John R. Bennett                                   54,483 (5)              *
    Chris Efstathiou, Jr.                            112,500 (6)              *
    Joseph C. Klein                                   26,000 (7)              *
    Parris H. Holmes, Jr.                          1,476,925 (8)             6.6%
    Gordon H. Matthews                               146,900 (9)              *
    Gary W. Pankonien                              1,452,250 (10)            6.5%
    Theodore W. Van Duyn                             277,500 (11)            1.2%
    All executive officers and directors as        4,233,842 (12)           18.3%
     a group (12 persons, including the
     executive officers and directors
     listed above)

----------------------
*    Represents less than 1% of the issued and outstanding shares of Common
     Stock.

(1) Information with respect to beneficial ownership is based upon information furnished by each director or officer of the Company or contained in filings made with the Commission.

(2) Based on a total of 22,253,679 shares of Common Stock issued and outstanding on December 31, 1998.

(3) Includes 100,000 shares that Mr. Comiso has the right to acquire upon exercise of stock options, exercisable within 60 days.

(4) Includes 100,000 shares that Mr. Davis has the right to acquire upon exercise of stock options, exercisable within 60 days.

(5) Includes 33,333 shares that Mr. Bennett has the right to acquire upon exercise of stock options, exercisable within 60 days.

(6) Includes 87,500 shares that Mr. Efstathiou has the right to acquire upon exercise of stock options, exercisable within 60 days.

(7) Includes 25,000 shares that Mr. Klein has the right to acquire upon exercise of stock options, exercisable within 60 days.

(8) Includes 122,500 shares that Mr. Holmes has the right to acquire upon exercise of stock options, exercisable within 60 days.

(9) Includes 95,000 shares that Mr. Matthews has the right to acquire upon exercise of stock options, exercisable within 60 days, and 1,900 shares owned by his daughter.

(10) Includes 200,000 shares that Mr. Pankonien has the right to acquire upon exercise of stock options, exercisable within 60 days.

(11) Includes 12,500 shares that Mr. Van Duyn has the right to acquire upon exercise of stock options, exercisable within 60 days.

(12) Includes 835,417 shares that 12 directors and executive officers have the right to acquire upon exercise of stock options, exercisable within 60 days.


                    MATTERS TO COME BEFORE THE ANNUAL MEETING

PROPOSAL 1:  ELECTION OF TWO DIRECTORS

    The Bylaws of the Company provide that the Board of Directors will consist of not less than three nor more than fifteen members and that the number of directors, within such limits, shall be determined by resolution of the Board of Directors at any meeting or by the stockholders at the Annual Meeting. The Board of Directors of the Company has set the number of directors comprising the Board of Directors at seven, with such directors being divided into three classes, of which currently two have two members each and one has one member. Each class is elected for a term of three years so that the term of office of one class of directors expires at every annual meeting.

    The Board of Directors has nominated two persons for election as directors in the class whose term of office will expire at the Company's 2002 Annual Meeting of Stockholders or until their respective successor is elected and qualified. The nominees are Parris H. Holmes, Jr. and Theodore W. Van Duyn. The respective terms of the directors expire on the dates set forth below. If both of the nominees listed below are elected by the stockholders at the Annual Meeting, two vacancies will remain, which may be filled by the Board of Directors upon selection of qualified candidates.

DIRECTORS WHOSE TERMS EXPIRE AT
THE 1999 ANNUAL MEETING AND
NOMINEES FOR ELECTION FOR TERMS           POSITION AND OFFICES
EXPIRING AT THE 2002 ANNUAL MEETING         WITH THE COMPANY        AGE     DIRECTOR SINCE
-----------------------------------      ---------------------      ---     --------------
Parris H. Holmes, Jr.                    Chairman of the Board       55          1993

Theodore W. Van Duyn                     Director                    49          1994

DIRECTOR WHOSE TERM EXPIRES               POSITION AND OFFICES
AT THE 2000 ANNUAL MEETING                  WITH THE COMPANY        AGE     DIRECTOR SINCE
---------------------------              ---------------------      ---     --------------
Gary W. Pankonien                        Director                    48          1996

DIRECTORS WHOSE TERMS EXPIRE              POSITION AND OFFICES
AT THE 2001 ANNUAL MEETING                  WITH THE COMPANY        AGE     DIRECTOR SINCE
---------------------------              ---------------------      ---     --------------
Gordon H. Matthews                       Director                    62          1994
Charles T. Comiso                        Chief Executive Officer,    61          1997
                                         President and a Director

    Biographical information on these directors is set forth below under "Further Information--Board of Directors and Executive Officers."

    It is the intention of the persons named in the enclosed proxy to vote such proxy for the election of the nominees. Management of the Company does not contemplate that either of such nominees will become unavailable for any reason, but if that should occur before the Annual Meeting, proxies that do not withhold authority to vote for directors will be voted for another nominee, or other nominees, in accordance with the best judgment of the person or persons appointed to vote the proxy.

    The enclosed form of proxy provides a means for the holders of Common Stock to vote for both of the nominees listed therein or to withhold authority to vote for one or both of such nominees. Each properly executed proxy received in time for the Meeting will be voted as specified therein, or if a stockholder does not specify in his or her executed proxy how the shares represented by his or her proxy are to be voted, such shares shall be voted for the nominees listed therein or for other nominees as provided above. The director nominees receiving a plurality of the votes cast at the Annual Meeting will be elected as directors. Abstentions and broker non-votes will not be treated as a vote for or against any particular director nominee and will not affect the outcome of the election.

COMMITTEES OF THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of its Board of Directors. The Company's Board of Directors has established two standing committees: Audit and Compensation/Stock Option. The Board of Directors does not currently utilize a nominating committee or committee performing similar functions.

    The Audit Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Holmes, Matthews and Pankonien are the current members of the Audit Committee. The Audit Committee acts on behalf of the Board of Directors with respect to the Company's financial statements, record-keeping, auditing practices and matters relating to the Company's independent public accountants, including recommending to the Board of Directors the firm to be engaged as independent public accountants for the next fiscal year; reviewing with the Company's independent public accountants the scope and results of the audit and any related management letter; consulting with the independent public accountants and management with regard to the Company's accounting methods and the adequacy of its internal accounting controls; approving professional services by the independent public accountants; and reviewing the independence of the independent public accountants.

    The Compensation/Stock Option Committee is comprised of certain directors who are not employees of the Company or any of its subsidiaries. Messrs. Holmes and Van Duyn are the current members of the Compensation/Stock Option Committee. The Compensation/Stock Option Committee's functions include reviews and recommendations concerning major compensation policies and compensation of officers and executive employees, including stock options.

MEETINGS OF THE BOARD OF DIRECTORS

    During the fiscal year ended September 30, 1998, the Board of Directors met five times and took action on eight occasions by unanimous written consent, the Audit Committee met five times and the Compensation/Stock Option Committee met five times and took action on ten occasions by unanimous written consent. Each of the directors of the Company attended at least 75% of the aggregate of the meetings of the Board of Directors and committees of which he was a member.

COMPENSATION OF DIRECTORS

    Directors are not paid a fee for attending Board of Director or committee meetings but are reimbursed for their travel expenses to and from the meetings.

    STOCK OPTIONS. Outside directors were granted stock options under the Company's 1993 Stock Option Plan at the time of their election or appointment to the Board of Directors from April 1994 until January 1997, when the Board of Directors approved the Company's 1997 Stock Option Plan for Non-Employee Directors (the "Director Plan"). A total of 800,000 shares of Common Stock are subject to the Director Plan. Pursuant to the terms of the Director Plan, upon election and re-election to the Board of Directors of the Company, each eligible director is granted an option to purchase 25,000 shares of Common Stock effective as of the date of such election or re-election, with vesting over a three-year period. In addition, the Company may grant discretionary options under the Director Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION
              OF THE INDIVIDUALS NOMINATED FOR ELECTION AS DIRECTORS.

PROPOSAL 2:  RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors, upon the recommendation of its Audit Committee, has appointed the firm of Arthur Andersen LLP to serve as independent public accountants of the Company for the fiscal year ending September 30, 1999. Although stockholder ratification is not required, the Board of Directors has directed that such appointment be submitted to the stockholders of the Company for ratification at the Annual Meeting. Arthur Andersen LLP has served as independent public accountants of the Company with respect to the Company's consolidated financial statements for the fiscal years ending September 30, 1994 through 1998 and is considered by management of the Company to be well qualified. If the stockholders do not ratify the appointment of Arthur Andersen LLP, the Board of Directors may reconsider the appointment.

    Representatives of Arthur Andersen LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

    Assuming the presence of a quorum, ratification of the appointment of Arthur Andersen LLP requires the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock entitled to vote in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will not be considered as a vote for or against the proposal and therefore will have no effect on the outcome of the proposal. Proxies will be voted for or against such approval in accordance with specifications marked thereon, and if no specification is made, the proxies will be voted for such approval.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL
   TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS OF THE COMPANY FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999

                             FURTHER INFORMATION

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

     Set forth below is information with respect to each director and executive officer of the Company as of December 31, 1998. The executive officers are elected by the Board of Directors and serve at the discretion of the Board. There are no family relationships between any two directors or executive officers.

Name                    Age                         Position
----                    ---                         --------
Charles T. Comiso        61      President, Chief Executive Officer and Director

Joe O. Davis             56      Senior Vice President, Chief Financial Officer
                                 and Corporate Secretary

John R. Bennett          38      Vice President of Sales

Chris Efstathiou, Jr.    39      Vice President and General Manager

Joseph C. Klein          42      Vice President of Engineering

Archer R. Lawrence       36      Director of Software Development

Donald G. McCord         43      Vice President of Marketing

Donald R. Turner         43      Corporate Controller

Parris H. Holmes, Jr.    55      Chairman of the Board (1)(2)

Gordon H. Matthews       62      Director (1)

Gary W. Pankonien        48      Director (1)

Theodore W. Van Duyn     49      Director (2)

--------------------
(1)  Member of the Audit Committee.
(2)  Member of the Compensation/Stock Option Committee.


     CHARLES T. COMISO joined the Company as Chief Executive Officer, President and Director in October 1997. Prior to joining the Company, Mr. Comiso served as a Senior Officer of Wyse Technology, Inc. from 1984 to September 1997. From 1995 to September 1997, Mr. Comiso served as Senior Vice President of Wyse Technology, Inc., and from 1990 to 1995 as President and Chief Executive Officer of Link Technologies, Inc., a wholly owned subsidiary of Wyse Technology, Inc. Mr. Comiso is an electrical engineer with more than 36 years of technology industry experience and also has held positions with Hewlett-Packard Company, Texas Instruments, IT&T Labs and Bendix Corporation.

     JOE O. DAVIS, CPA, joined the Company as Senior Vice President, Chief Financial Officer and Corporate Secretary in July 1996. Prior to joining the Company, Mr. Davis served from June 1990 to April 1993 as Chief Financial Officer of San Marcos Telephone Company, which was acquired by Century Telephone Enterprises, a long distance telephone company listed on the New York Stock Exchange and located in Monroe, Louisiana, in April 1993. Mr. Davis continued his employment with Century Telephone Enterprises as Vice President of Finance and Planning until July 1996. He has 29 years of experience in financial management and business planning, both domestically and internationally, has served as a member of the board of directors of various public and private companies in the United States and Australia, and was a partner with Peat Marwick Mitchell & Co., now known as KPMG Peat Marwick, for three years.

     JOHN R. BENNETT, Vice President of Sales, joined the Company in November 1996 with many years of sales and marketing experience in the electronics, computer and peripherals businesses. Prior to being promoted to his current position of Vice President, Sales and Customer Service in October 1997, Mr. Bennett most recently acted in the role as Director of Sales at Tanisys, with prior responsibilities for the sales management of Tanisys' DarkHorse line of memory test equipment. Other positions held by Mr. Bennett include Senior Consultant, IBM, from October 1995 to November 1996, Vice President, Marketing, CACTUS Inc., from August 1994 to October 1995 and National Marketing Manager and National Sales Manager, CalComp (Division of Lockheed), from July 1988 to August 1994.

     CHRIS EFSTATHIOU, JR., Vice President and General Manager, has more than 18 years of experience in the electronics industry in high-tech purchasing. Mr. Efstathiou joined 1st Tech Corporation ("1st Tech") in December 1994 as Vice President of Materials and the Company in May 1996 upon its acquisition of 1st Tech. Mr. Efstathiou was promoted to Vice President and General Manager of the Company in September 1997. Previously, Mr. Efstathiou worked from May 1990 to December 1994 as the Director of Strategic Materials for Dell Computer Corporation, a personal computer manufacturer. Prior to working with Dell, Mr. Efstathiou was involved for more than 10 years in high-tech purchasing, including 4 years with Advent Corporation and more than 2 years with Wang Laboratories, Inc.

     JOSEPH C. KLEIN, Ph.D., Vice President of Engineering, joined the Company in November 1997. Prior to joining the Company, Mr. Klein was Vice President of Research and Development for PNY Technologies, Inc. from November 1994 to November 1997 and was World Wide Manager of Semiconductor Memory Product for IBM PC Company from November 1984 to November 1994.

     ARCHER R. LAWRENCE, Director of Software Development, joined the Company effective upon the acquisition of DarkHorse Systems, Inc. ("DarkHorse") in May 1996. Mr. Lawrence was a founding officer of DarkHorse, serving as Vice President of Engineering from 1992 to 1996. Mr. Lawrence has more than 12 years of experience in the software development industry.

     DONALD G. MCCORD, Vice President of Marketing, joined the Company in June 1997 initially as a consultant and then as Vice President of Marketing. Mr. McCord has over 18 years in high technology businesses. Mr. McCord served as Regional Sales Manager for Creative Labs from August 1994 to November 1996 and Manager of Desktop Development for IBM's AMBRA subsidiary from October 1993 to August 1994. Marketing roles have included Manager of Desktop Product Marketing at Dell Computer from August 1988 to October 1993 as well as positions at Intel, Western Digital and Texas Instruments, Inc.

     DONALD R. TURNER, CPA, Corporate Controller, joined the Company effective upon the acquisition of 1st Tech in May 1996. Mr. Turner was a founding officer and board member of 1st Tech, where he served as Vice President, Chief Financial Officer and Secretary-Treasurer from January 1993 until the purchase by Tanisys in May 1996. Mr. Turner was Controller of Stratum Technologies, Inc. from September 1992 to January 1993.

     PARRIS H. HOLMES, JR. has served as Chairman of the Board since October 1997 and as a Director of the Company since August 1993. Mr. Holmes also served as Chairman of the Board from August 1993 until March 1994, at which time he was elected Vice Chairman of the Board. Mr. Holmes has been Chairman and Chief Executive Officer of Billing Concepts Corp., a third-party billing clearinghouse and information management services business, since May 1996. Mr. Holmes served as Chairman of the Board and Chief Executive Officer of USLD Communications Corp. from September 1986 until August 1996 and continued as Chairman of the Board of USLD Communications Corp. until June 1997. On December 18, 1996, the Commission filed a civil injunctive action in the United States District Court for the District of Columbia alleging that Mr. Holmes failed to file timely twelve reports regarding certain 1991 and 1992 transactions in the stock of USLD as required by Section 16(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act").
Section 16(a) requires officers and directors of such companies to file reports with the Commission regarding their personal transactions in the securities of their company. Mr. Holmes settled this action on December 18, 1996, without admitting or denying the allegations of the complaint, by consenting to the entry of an injunction with respect to these requirements and paying a civil penalty of $50,000. The Commission Staff also has notified Mr. Holmes of its decision to terminate its investigation of trading in the securities of USLD and the securities of Value-Added Communications, Inc. (In the Matter of Trading in the Securities of Value-Added Communications, Inc. (HO-2765)).

     GORDON H. MATTHEWS has served as a Director of the Company since September 1994. Since June 1992, Mr. Matthews has owned and operated Matthews Voice Mail Management, Inc., which provides voice mailboxes on a monthly rental basis for specialized applications. Mr. Matthews has owned and operated Matthews Communications Systems, Inc., which tracks the pace of golf course play and increases efficiency and net profitability of golf courses, since May 1989. In June 1996, Mr. Matthews started a new company, Matthews Communications Management, Inc., which offers advanced telephone control products. Mr. Matthews also serves on the Board of Directors of V-Tel Corporation, an Austin, Texas company specializing in teleconferencing services.

     GARY W. PANKONIEN has served as a Director of the Company since July 1996. He also served as President and Chief Operating Officer of the Company effective upon the acquisition of 1st Tech and DarkHorse in May 1996 until October 1997, when he resigned as President and Chief Operating Officer. Prior to 1st Tech's acquisition by the Company, Mr. Pankonien served as Chairman and Chief Executive Officer of 1st Tech since its inception in January 1993 and as Chairman and Chief Executive Officer of DarkHorse since May 1992. Mr. Pankonien was Chief Operations Officer of Stratum Technologies, Inc., a memory module manufacturer and reseller located in Austin, Texas, from January 1992 until August 1992, when he purchased Stratum and was appointed Chairman of the Board and Chief Executive Officer. Stratum was dissolved in June 1995. Mr. Pankonien was employed with Compaq Computer Corporation, a personal computer manufacturer, from February 1984 until October 1991 as Notebook Computer Design and Operations Manager and co-developed and currently holds the patent for the first notebook computer.

     THEODORE W. VAN DUYN has served as a Director since March 1994. Mr. Van Duyn has been Chief Technology Officer for BMC Software, Inc. since February 1993. Mr. Van Duyn joined BMC Software, Inc. in 1985 as Director of Research and served as Senior Vice President, Research and Development, from 1986 until assuming his current position.

COMPENSATION/STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     GENERAL

     The Compensation/Stock Option Committee of the Board of Directors of the Company (the "Committee") has furnished the following report on the Company's executive compensation policies. The report describes the Committee's compensation policies applicable to the Company's executive officers and provides specific information regarding the compensation of the Company's Chief Executive Officer. (The information contained in the report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.)

     The Committee is comprised of two outside directors, Messrs. Holmes and Van Duyn, and oversees all aspects of the Company's executive compensation policy and reports its determinations to the Board of Directors. The Committee's overall goal is to develop executive compensation policies that are consistent with, and linked to, strategic business objectives and Company values. The Committee approves the design of, assesses the effectiveness of, and administers executive compensation programs in support of, the Company's compensation policies. The Committee also reviews and approves all salary arrangements and other remuneration for executives, evaluates executive performance and considers related matters.

     COMPENSATION PHILOSOPHY

     The Company's executive compensation policies have four primary objectives: to attract and retain highly competent executives to manage the Company's business, to offer executives appropriate incentives for accomplishment of the Company's business objectives and strategy, to encourage stock ownership by executives to enhance mutuality of interest with stockholders and to maximize long-term stockholder value. The Committee believes that the compensation policies should operate in support of these objectives and should emphasize the following: a long-term and at-risk focus, a pay-for-performance culture, an equity orientation and management development.

     ELEMENTS OF COMPENSATION

     Each element of compensation considers median compensation levels paid within the competitive market. Competitive market data compares the Company's compensation practices to a group of comparator companies that tend to have similar sales volumes, market capitalizations, employment levels and lines of business. The Committee reviews and approves the selection of companies used for compensation comparison purposes.

     The key elements of the Company's executive compensation are base salary, annual incentive and long-term incentive. These key elements are addressed separately below. In determining compensation, the Committee considers all elements of an executive's total compensation package.

     BASE SALARIES. Base salaries for executives are initially determined by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. Base salaries are below the size-adjusted medians of the competitive market.

     Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers, suppliers and employees, and demonstrating leadership abilities among co-workers.

     Increases to base salaries are driven primarily by individual performance. Individual performance is evaluated based on sustained levels of individual contribution to the Company. When evaluating individual performance, the Committee considers the executive's efforts in promoting Company values, continuing educational and management training, improving product quality, developing relationships with customers, vendors and employees, and demonstrating leadership abilities among co-workers. Mr. Comiso's base salary was $180,000 in fiscal 1998. Mark C. Holliday served as Chairman of the Board and Chief Executive Officer until his resignation from such offices in October 1997. Mr. Holliday's base salary was $131,043 in fiscal 1998, and pursuant to the terms of the Separation Agreement entered into between the Company and Mr. Holliday, his salary was paid through April 15, 1998 (see "Further Information--Employment Agreements"). Mr. Holliday continued to serve as a member of the Company's Board of Directors until submitting his resignation in January 1998.

     ANNUAL INCENTIVE. Each year, the Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive. Factors considered include revenue growth, net profitability and cost control. The Committee does not utilize formalized mathematical formulae, nor does it assign weightings to these factors. The Committee, in its sole discretion, determines the amount, if any, of incentive payments to each executive. The Committee believes that the Company's growth in revenue and profitability requires subjectivity on the part of the Committee when determining incentive payments. The Committee believes that specific formulae restrict flexibility and are too rigid at this stage of the Company's development. Neither Mr. Comiso nor Mr. Holliday received an incentive payment from the Company in fiscal 1998.

     LONG-TERM INCENTIVES. The Company's long-term compensation philosophy provides that long-term incentives should relate to improvement in stockholder value, thereby creating a mutuality of interests between executives and stockholders. Additionally, the Committee believes that the long-term security of executives is critical for the perpetuation of the Company. Long-term incentives are provided to executives through the Company's 1993 Stock Option Plan.

     In keeping with the Company's commitment to provide a total compensation package that favors at-risk components of pay, long-term incentives comprise an appreciable portion of an executive's total compensation package. When awarding long-term incentives, the Committee considers executives' respective levels of responsibility, prior experience, historical award data, various performance criteria and compensation practices at comparator companies. Again, the Committee does not utilize formal mathematical formulae when determining the number of options/shares granted to executives.

     STOCK OPTIONS

     Stock options generally are granted at an option price not less than the fair market value of the Common Stock on the date of grant. Accordingly, stock options have value only if the price of the Common Stock appreciates after the date the options are granted. This design focuses executives on the creation of stockholder value over the long term and encourages equity ownership in the Company.

     Mark C. Holliday resigned as Chairman of the Board and Chief Executive Officer in October 1997. Mr. Holliday remained as a member of the Board of Directors until his resignation in January 1998. Charles T. Comiso joined the

Company and was elected Chief Executive Officer and President and appointed to the Board of Directors in October 1997. In fiscal 1998, Mr. Comiso received an option to purchase 1,000,000 shares of Common Stock with an exercise price of $2.00 per share pursuant to the terms of his employment agreement. The option vests as to 100,000 shares on December 12, 1998, 150,000 shares on December 12, 1999, and 250,000 shares on each of December 12, 2000, 2001 and 2002. As part of the employment agreement, Mr. Comiso agreed to purchase a minimum of 50,000 shares of Common Stock at a maximum price of $3.00 per share. Subsequently, Mr. Comiso purchased 100,000 shares of Common stock from the Company for $150,000. These shares are restricted, and the Company has no registration obligations. At December 31, 1998, Mr. Comiso owned 150,000 shares of the Company's Common Stock and held options to purchase an additional 1,000,000 shares.

     SECTION 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), currently imposes a $1.0 million limitation on the deductibility of certain compensation paid to each of the Company's five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, the Company believes that compensation relating to options granted under the Company's 1993 Stock Option Plan should be excluded from the $1.0 million limitation calculation. The Compensation/Stock Option Committee intends to take into account the potential application of
Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

     CONCLUSION

     The Committee believes these executive compensation policies serve the interests of the stockholders and the Company effectively. The Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

           COMPENSATION/STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

                               Parris H. Holmes, Jr.
                               Theodore W. Van Duyn

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth certain information concerning compensation of the Company's Chief Executive Officers and each of the Company's four other most highly compensated executive officers whose base salary and bonus exceeded $100,000 for fiscal 1998.

                             SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM COMPENSATION
                                                                              AWARDS
                                             ANNUAL COMPENSATION      ---------------------
    NAME AND                   FISCAL     -------------------------   SECURITIES UNDERLYING
PRINCIPAL POSITION              YEAR      SALARY ($)      BONUS ($)        OPTIONS (#)
------------------             ------     ----------      ---------   ---------------------
CHARLES T. COMISO               1998      $172,500 (1)        0             1,000,000
CHIEF EXECUTIVE OFFICER         1997         N/A              0                 N/A
AND PRESIDENT                   1996         N/A              0                 N/A

MARK C. HOLLIDAY                1998      $ 38,221 (2)        0               210,000 (3)
CHAIRMAN OF THE BOARD           1997      $131,043            0                  0
AND CHIEF EXECUTIVE OFFICER     1996      $127,341            0               100,000

JOHN R. BENNETT                 1998      $155,050            0               105,000 (4)
VICE PRESIDENT OF SALES         1997      $109,032 (5)     $25,000             50,000
                                1996         N/A             N/A                N/A

CHRIS EFSTATHIOU, JR.           1998      $120,000            0               180,000 (6)
VICE PRESIDENT AND              1997      $116,884            0                60,000
GENERAL MANAGER                 1996      $ 37,458 (7)        0                60,000

JOE O. DAVIS                    1998      $115,000            0               180,000 (8)
SENIOR VICE PRESIDENT, CHIEF    1997      $115,000            0                30,000
FINANCIAL OFFICER AND           1996      $ 55,322 (9)        0               120,000
CORPORATE SECRETARY

JOSEPH C. KLEIN                 1998      $104,538 (10)       0               130,000
VICE PRESIDENT OF               1997         N/A             N/A                N/A
ENGINEERING                     1996         N/A             N/A                N/A

--------------------
(1) The amount shown reflects Mr. Comiso's salary from October 21, 1997, the beginning date of his employment with the Company, through the end of fiscal 1998.

(2) The amount shown represents Mr. Holliday's salary through April 15, 1998. Mr. Holliday resigned as Chairman of the Board and Chief Executive Officer in October 1997 but was paid through April 15, 1998 pursuant to the terms of the Separation Agreement entered into in October 1997 (see "Further Information--Employment Agreements"). Mr. Holliday resigned as a member of the Board of Directors of the Company in January 1998.

(3) The amount shown represents stock options issued in previous years that were repriced on September 24, 1998 to $1.75 per share.

(4) The amount shown includes 50,000 stock options issued in previous years that were repriced on September 24, 1998 to $1.75 per share.

(5) Mr. Bennett was elected Vice President of Sales on October 1, 1997 and previously served as Director of Sales of the Company. Amount shown reflects Mr. Bennett's salary from November 1, 1996, the beginning date of his employment with the Company, through the end of fiscal 1997.

(6) The amount shown includes 120,000 stock options issued in previous years that were re-priced on September 24, 1998 to $1.75 per share.

(7) The amount shown reflects Mr. Efstathiou's salary from May 21, 1996, the date he became an employee of the Company, through the end of fiscal 1996.

(8) The amount shown includes 150,000 stock options issued in previous years that were re-priced on September 24, 1998 to $1.75 per share.

(9) The amount shown reflects Mr. Davis' salary from July 11, 1996, the beginning date of his employment with the Company, through the end of fiscal 1996.

(10) The amount shown reflects Mr. Klein's salary from November 10,1997, the beginning date of his employment with the Company, through the end of fiscal 1998.


STOCK OPTION GRANTS IN FISCAL 1998

     The following table provides certain information related to options granted by the Company to the named executive officers during fiscal 1998 pursuant to the Company's 1993 Stock Option Plan:

                            INDIVIDUAL GRANTS
                         --------------------------                                POTENTIAL REALIZABLE
                                         % OF TOTAL                                  VALUE AT ASSUMED
                         NUMBER OF       OPTIONS                                   ANNUAL RATES OF STOCK
                         SECURITIES      GRANTED TO     EXERCISE                   PRICE APPRECIATION FOR
                         UNDERLYING      EMPLOYEES      OR BASE                       OPTION TERM (1)
                         OPTIONS         IN FISCAL      PRICE       EXPIRATION   ------------------------
NAME                     GRANTED(#)      1998           ($/SH)      DATE           5%($)       10%($)
--------------------     ----------      ----------     --------    ----------   --------      ----------
CHARLES T. COMISO        1,000,000       27.9%          $2.00       12/12/04     $814,201      $1,897,434

MARK C. HOLLIDAY (2)       110,000        3.1%          $1.75        3/18/00     $ 14,678      $   29,838
                           100,000        2.8%          $1.75        3/18/00     $ 13,344      $   27,125

JOHN R. BENNETT             50,000        1.3%          $2.00       12/12/04     $ 40,710      $   94,872
                             5,000        0.1%          $1.75        9/24/05     $  3,562      $    8,301
                            30,000 (3)    0.8%          $1.75        5/15/04     $ 20,669      $   44,227
                            20,000 (3)    0.6%          $1.75       10/10/01     $  3,588      $    7,350

CHRIS EFSTATHIOU, JR.       30,000        0.8%          $2.00       12/12/04     $ 24,426      $   56,923
                            30,000        0.8%          $1.75        9/24/05     $ 21,373      $   49,808
                            60,000 (4)    1.7%          $1.75         5/9/01     $ 10,763      $   22,050
                            60,000 (4)    1.7%          $1.75       10/10/01     $ 10,763      $   22,050

JOE O. DAVIS                30,000        0.8%          $1.75        9/24/05     $ 21,373      $   49,808
                           120,000 (5)    3.4%          $1.75        8/23/01     $ 21,525      $   44,100
                            30,000 (5)    0.8%          $1.75       10/10/01     $  5,381      $   11,025

JOSEPH C. KLEIN            100,000        2.8%          $2.00       12/12/04     $ 81,420      $  189,743
                            30,000        0.8%          $1.75        9/24/05     $ 21,373      $   49,808

---------------
(1) The potential realizable value is calculated based on the term of the option and is calculated by assuming that the fair market value of Common Stock on the date of the grant as determined by the Board appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and the Common Stock received therefor is sold on the last day of the term of the option for the appreciated price. The 5% and 10% rates of appreciation are derived from the rules of the Commission and do not reflect the Company's estimate of future stock price appreciation. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(2) The options listed for Mr. Holliday represent the grant of new options with a lower exercise price in exchange for the voluntary surrender of previously granted options also under the Company's 1993 Option Plan. See "Further Information--Repricing of Options in Fiscal 1998." The first surrendered option originally was granted on November 25, 1997 at an exercise price of $2.94 per share, and the second originally was granted on March 27, 1996 at an exercise price of $3.62 per share. The vesting and expiration dates were unchanged by the regrant.

(3) The third and fourth options listed for Mr. Bennett represent the grant of new options with a lower exercise price in exchange for the voluntary surrender of previously granted options also under the Company's 1993 Option Plan. See "Further Information--Repricing of Options in Fiscal 1998." The first surrendered option originally was granted on May 15, 1997 at an exercise price of $3.41 per share, and the second originally was granted on October 10, 1996 at an exercise price of $4.09 per share. The vesting and expiration dates were unchanged by the regrant.

(4) The third and fourth options listed for Mr. Efstathiou represent the grant of new options with a lower exercise price in exchange for the voluntary surrender of previously granted options also under the Company's 1993 Option Plan. See "Further Information--Repricing of Options in Fiscal 1998." The first surrendered option originally was granted on May 9, 1996 at an exercise price of $3.69 per share, and the second originally was granted on October 10, 1996 at an exercise price of $4.09 per share. The vesting and expiration dates were unchanged by the regrant.

(5) The second and third options listed for Mr. Davis represent the grant of new options with a lower exercise price in exchange for the voluntary surrender of previously granted options also under the Company's 1993 Option Plan. See "Further Information--Repricing of Options in Fiscal 1998." The first surrendered option originally was granted on August 23, 1996 at an exercise price of $3.13 per share, and the second originally was granted on October 10, 1996 at an exercise price of $4.09 per share. The vesting and expiration dates were unchanged by the regrant.

AGGREGATED STOCK OPTION EXERCISES IN FISCAL 1998 AND FISCAL YEAR-END OPTION
VALUES

     The following table provides information related to options of Tanisys exercised by the named executive officers of the Company during fiscal 1998 and the number and value of Tanisys options held at September 30, 1998.

                            INDIVIDUAL GRANTS
                         -----------------------       NUMBER OF SECURITIES
                         SHARES                       UNDERLYING UNEXERCISED           VALUE(1) OF UNEXERCISED
                         ACQUIRED                       OPTIONS AT FY END(#)                 IN-THE-MONEY
                         UPON OPTION    VALUE       ----------------------------         OPTIONS AT FY END($)
NAME                     EXERCISE(#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
------------------       -----------    --------    -----------    -------------    -----------      -------------
CHARLES T. COMISO            0            N/A            0           1,000,000           --                 0

MARK C. HOLLIDAY             0            N/A         210,000              0              0                 --
                                                                                     ($26,250) (2)          --
JOHN R. BENNETT              0            N/A          14,167           90,833            0             $   625
                                                                                     ($ 1,771) (2)     ($ 5,104) (2)

CHRIS EFSTATHIOU, JR.        0            N/A          60,000          120,000            0             $ 3,750
                                                                                     ($ 7,500) (2)     ($11,250) (2)

JOE O. DAVIS                 0            N/A          90,000           90,000            0             $ 3,750
                                                                                     ($11,250) (2)     ($11,250) (2)

JOSEPH C. KLEIN              0            N/A             0            130,000            --            $ 3,750

--------------------
(1) Market value of the underlying securities at September 30, 1998 ($1.875), minus the exercise price.
(2) Amount in parenthesis reflects value after repricing of options occurring in fiscal 1998. See "Further Information--Repricing of Options in Fiscal 1998."

REPRICING OF OPTIONS IN FISCAL 1998

    REPORT OF THE COMPENSATION/STOCK OPTION COMMITTEE

    The Compensation/Stock Option Committee of the Board of Directors of the Company has furnished the following report regarding the repricing of options during fiscal 1998. All options repriced during fiscal 1998 resulted from an exchange of options under the 1993 Option Plan for new options with a lower exercise price under the same plan.

    The Committee believes that the value of the Company to its stockholders is necessarily dependent upon the Company's ability to attract and retain qualified and competent employees. The 1993 Option Plan was expressly established to provide an additional incentive to such individuals to continue in the service of the Company. In September of fiscal 1998, the Committee believed that the value of certain of the options previously granted to key employees under the Employee Option Plan had eroded to such an extent that the intended incentive to such employees had failed, and that as a result, it was in the best interests of the Company and its stockholders to regrant such options. The Committee believes that by repricing the options previously granted under the Employee Option Plan, the Company has restored the incentive for such employees. In each case, the options granted in replacement of previously granted options were made with an exercise price equal to the fair market price of the underling Common Stock on the date of the grant. The number of shares subject to exercise, the vesting periods and the terms remain unchanged by the replacement options.

         COMPENSATION/STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS

                              Parris H. Holmes, Jr.
                              Theodore W. Van Duyn

TEN-YEAR OPTION REPRICINGS

    The following table provides information related to each option repricing held by any executive officer of the Company during the last ten completed fiscal years.

                                                                                                         LENGTH OF
                                                                   MARKET                                ORIGINAL
                                                   SECURITIES     PRICE OF     EXERCISE                   OPTION
                                                   UNDERLYING     STOCK AT     PRICE AT                    TERM
                                                    NUMBER OF      TIME OF      TIME OF                  REMAINING
                                                    OPTIONS       REPRICING    REPRICING     NEW        AT DATE OF
NAME AND PRINCIPAL                                 REPRICED OR    OR AMEND-    OR AMEND-   EXERCISE    REPRICING OR
    POSITION                          DATE         AMENDED (#)     MENT ($)     MENT ($)   PRICE ($)     AMENDMENT
------------------                    ----         -----------    ---------    ---------   ---------   ------------
MARK C. HOLLIDAY (1)                9/24/98          100,000        $1.75        $3.62       $1.75       30 MONTHS
CHAIRMAN OF THE BOARD               9/24/98          110,000        $1.75        $2.94       $1.75       18 MONTHS
AND CHIEF EXECUTIVE OFFICER

JOHN R. BENNETT                     9/24/98           20,000        $1.75        $4.09       $1.75       37 MONTHS
VICE PRESIDENT OF SALES             9/24/98           30,000        $1.75        $3.41       $1.75       68 MONTHS

CHRIS EFSTATHIOU, JR.               9/24/98           60,000        $1.75        $4.09       $1.75       37 MONTHS
VICE PRESIDENT AND                  9/24/98           60,000        $1.75        $3.69       $1.75       32 MONTHS
GENERAL MANAGER

JOE O. DAVIS                        9/24/98           30,000        $1.75        $4.09       $1.75       37 MONTHS
SENIOR VICE PRESIDENT,              9/24/98          120,000        $1.75        $3.13       $1.75       35 MONTHS
CHIEF FINANCIAL OFFICER
AND CORPORATE SECRETARY

-------------------
(1) Mr. Holliday resigned as Chairman of the Board and Chief Executive Officer in October 1997 and continued to serve on the Board of Directors until his resignation in January 1998 (see "Further Information--Employment Agreements").


EMPLOYEE BENEFIT PLANS

401(k) PLAN

    The Company maintains the Tanisys Technology, Inc. 401(k) Plan (the "401(k) Plan"). Participation in the 401(k) Plan is offered to eligible employees of the Company or its subsidiaries (collectively, "Participants"). Generally, all employees of the Company or its subsidiaries who are 18 years of age are eligible for participation in the 401(k) Plan, with no minimum employment period.

    The 401(k) Plan is a form of defined contribution plan that provides that Participants generally may make voluntary salary deferral contributions, on a pre-tax basis, of between 1% and 15% of their base compensation in the form of voluntary payroll deductions up to a maximum amount as indexed for cost-of-living adjustments ("Voluntary Contributions"). Since its adoption of the 401(k) Plan, the Company has not made any matching contributions but may elect in the future to make matching contributions of up to 100% of the first 6% of a Participant's compensation contributed as salary deferral.

1993 STOCK OPTION PLAN

    The Company's 1993 Stock Option Plan (as thereafter amended, the "1993 Option Plan") is administered by a committee (the "Compensation/Stock Option Committee") which currently consists of two non-employee members of the Board of Directors, Parris H. Holmes, Jr. and Theodore W. Van Duyn. The 1993 Option Plan grants broad authority to the Compensation/Stock Option Committee to grant options to key employees and consultants selected by such committee; to determine the number of shares subject to options; the exercise or purchase price per share, subject to regulatory requirements;

the appropriate periods and methods of exercise and requirements regarding the vesting of options; whether each option granted shall be an incentive stock option ("ISO") or a non-qualified stock option ("NQSO") and whether restrictions such as repurchase options are to be imposed on shares subject to options and the nature of such restrictions, if any. In making such determinations, the Compensation/Stock Option Committee may take into account the nature and period of service of eligible participants, their level of compensation, their past, present and potential contributions to the Company and such other factors as the Compensation/Stock Option Committee in its discretion deems relevant. The purposes of the 1993 Option Plan are to advance the best interests of the Company by providing its employees and consultants who have substantial responsibility for the Company's management, success and growth, with additional incentive and to increase their proprietary interest in the success of the Company, thereby encouraging them to remain in the Company's employ or service.

    The 1993 Option Plan further directs the Compensation/Stock Option Committee to set forth provisions in option agreements regarding the exercise and expiration of options according to stated criteria. The
Compensation/Stock Option Committee oversees the methods of exercise of options, with attention being given to compliance with appropriate securities laws and regulations.

    The options have certain anti-dilution provisions and are not assignable or transferable, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, the options granted under the 1993 Option Plan are exercisable only by the optionee or his or her guardian or legal representative. The Company or its subsidiaries may not make or guarantee loans to individuals to finance the exercise of options under the 1993 Option Plan. The duration of options granted under the 1993 Option Plan cannot exceed ten years (five years with respect to a holder of 10% or more of the Company's shares in the case of an ISO).

    The 1993 Option Plan provides for the grant of ISOs under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and stock options that do not qualify under Section 422 of the Code ("NQSOs"). The option price for ISOs may not be less than 100% of the fair market value of the Common Stock on the date of grant, or 110% of fair market value with respect to any ISO issued to a holder of 10% or more of the Company's shares. The exercise price of NQSOs also is limited to the fair market value of the Common Stock on the date of grant. Common Stock issued under the 1993 Option Plan may be newly issued or treasury shares. The 1993 Option Plan does not permit the use of already owned Common Stock as payment for the exercise price of options. If any option granted under the 1993 Option Plan terminates, expires or is surrendered, new options may thereafter be granted covering such shares. Fair market value is defined as the closing price of the Common Stock as reported for that day in THE WALL STREET JOURNAL listing of composite transactions for Nasdaq.

    The stockholders of the Company approved the 1993 Option Plan on March 31, 1994, which was adopted by the Board of Directors on October 25, 1993. Under the terms of the 1993 Option Plan, 5,000,000 shares of Common Stock are reserved for the granting of options. At December 31, 1998, options to purchase 3,772,917 shares had been granted. In addition, at December 31, 1998, options to purchase 90,000 shares had been granted outside the 1993 Option Plan, prior to its adoption.

    The 1993 Option Plan terminates on October 24, 2003. The Compensation/Stock Option Committee is authorized to amend or terminate the 1993 Option Plan at any time, except that it is not authorized without stockholder approval (except with regard to adjustments resulting from changes in capitalization) to (i) reduce the option price at which an ISO may be granted to an amount less than the fair market value per share at the time such option is granted; (ii) change the class of employees eligible to receive options; (iii) materially modify the requirements as to affiliate eligibility for participation in the 1993 Option Plan; (iv) materially increase the benefits accruing to participants under the 1993 Option Plan; or
(v) effect an amendment that would cause ISOs issued pursuant to the 1993 Option Plan to fail to meet the requirements of "incentive stock options" as defined in Section 422 of the Code, provided, however, that the Compensation/Stock Option Committee shall have the power to make such changes in the 1993 Option Plan and in the regulations and administrative provisions thereunder or in any outstanding option as in the opinion of counsel for the Company may be necessary or appropriate from time to time to enable any ISOs granted pursuant to the Plan to continue to qualify as "incentive stock options" under the Code and the regulations which may be issued thereunder as in existence from time to time.

EMPLOYMENT AGREEMENTS

    The Company entered into an employment agreement with Charles T. Comiso effective October 21, 1997. This agreement has a term of one year, after which it continues on a month-to-month basis until terminated by either party upon 120 days' notice as provided therein. Mr. Comiso's annual salary is $180,000 until such time as the Company reports positive cash flow from operations for all three months of a fiscal quarter, then his annual salary will increase to $240,000. Under the terms of the agreement, Mr. Comiso was granted of a seven-year option to purchase 1,000,000 shares of Common Stock at an exercise price of $2.00 per share. The option vests as to 100,000 and 150,000 shares on the first and second anniversaries of the agreement, respectively, and as to 250,000 shares on each of the third, fourth and fifth anniversaries of the agreement. Additionally, at such time as the Company reports positive cash flow from operations for all three months of a fiscal quarter, the Company will grant to Mr. Comiso a seven-year option to purchase 500,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Market on the date of grant. The option would vest as to 125,000 shares on each of the second, third, fourth and fifth anniversaries of the date of grant. As part of the employment agreement, Mr. Comiso agreed to purchase a minimum of 50,000 shares of Common Stock at a maximum price of $3.00 per share. Subsequently, Mr. Comiso purchased 100,000 shares of Common stock from the Company for $150,000.
These shares are restricted, and the Company has no registration obligations.

    Effective July 11, 1996, the Company entered into an employment agreement with Joe Davis with a term of one year, after which the agreement continues on a month-to-month basis until terminated by the Company or the employee upon 120 days' notice as provided therein. Pursuant to the terms of the employment agreement, Mr. Davis' annual base salary is $115,000 and he was granted a stock option under the 1993 Option Plan, exercisable over a five-year period, for the purchase of an aggregate of 120,000 shares of Common Stock at $3.13 per share. This stock option was repriced at $1.75 in September 1998 (see "Further Information--Repricing of Options in Fiscal 1998." The shares underlying the option vest one-third on each of the first three anniversaries of the grant date.

    Effective November 10, 1997, the Company entered into an employment agreement with Joseph C. Klein, Ph.D., for a term of two years at an annual base salary of $120,000. Pursuant to the terms of the employment agreement, Mr. Klein was granted a seven-year stock option under the 1993 Option Plan, vesting in equal installments over four years, for the purchase of an aggregate of 100,000 shares of Common Stock at an exercise price of $2.00 per share. Additionally, at such time as the Company reports a profitable quarter and shipments of the Company's new tester system, the Company will grant to Mr. Klein a seven-year option to purchase 50,000 shares of Common Stock at an exercise price equal to the closing price of the Company's Common Stock as reported on the Nasdaq SmallCap Market on the date of grant.

    Effective February 15, 1994, the Company entered into an employment agreement with Mr. Holliday with a term of one year, after which it continued on a month-to-month basis until terminated by either party upon 120 days' notice as provided therein. Pursuant to the terms of the employment agreement, Mr. Holliday's annual base salary was $131,043. Mr. Holliday resigned as Chairman of the Board and Chief Executive Officer in October 1997. Mr. Holliday remained on the Company's Board of Directors until submitting his resignation in January 1998.

    The Company entered into a Separation Agreement in January 1998, effective as of October 1997, with Mark C. Holliday, the former Chairman of the Board and Chief Executive Officer, the terms of which were approved by the Board of Directors. The Separation Agreement provided for the continuation of the salary and bonus of Mr. Holliday until April 15, 1998, during which period Mr. Holliday agreed to consult with the Company on certain matters as requested from time to time. Under the terms of the Separation Agreement, the stock options granted to Mr. Holliday were amended to provide that they shall remain in full force and effect, including vesting rights, until the 2000 Annual Meeting of Stockholders of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None.

PERFORMANCE GRAPH

    The Company's Common Stock has been registered under Section 12 of the Exchange Act and trading on the Nasdaq SmallCap Market since May 22, 1997. The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock from May 22, 1997 through September 30, 1998, with the cumulative total return of the Nasdaq Stock Market Index (U.S. and foreign) and a peer group over the same period. The peer group is comprised of U.S. and foreign companies with similar standard industrial classification codes as the Company and whose stock is traded on the Nasdaq market. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at May 22, 1997, and that all dividends were reinvested.



















                    COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG THE COMPANY, NASDAQ STOCK MARKET INDEX AND PEER GROUP

-------------------------------------------------------------------------------------------------
Index for:                   5/22/97   6/30/97   9/30/97   12/31/97   3/31/98   6/30/98   9/30/98
----------                   --------------------------------------------------------------------
The Company                   100.0     115.3     113.5       62.9      94.3      69.9      52.4
Nasdaq Stock Market Index
  (U.S. and Foreign)          100.0     105.3     123.2      114.8     134.5     137.9     123.2
Nasdaq Electronic
  Components Index            100.0      92.4     120.0       89.9      98.9      92.0      95.6
-------------------------------------------------------------------------------------------------


The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of
Section 18 under the Exchange Act.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Paragraph Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of the Company's Common Stock, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations, during the fiscal year ended September 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

                      PROPOSALS FOR NEXT ANNUAL MEETING

    Any proposals of holders of Common Stock intended to be presented pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") at the Annual Meeting of Stockholders to be held in 2000 must be received by the Company, addressed to the Secretary of the Company at 12201 Technology Boulevard, Suite 125, Austin, Texas 78727-6101, by October 15, 1999 to be considered for inclusion in the Company's proxy statement and form of proxy related to such meeting. After October 15, 1999, notice to the Company of a stockholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely, and the person named in proxies solicited by the Board of Directors of the Company for its 2000 Annual Meeting of Stockholders may exercise discretionary authority voting power with respect to any such proposal as to which the Company does not receive timely notice.

                                   OTHER MATTERS

    As of the date of this Proxy Statement, management does not intend to present any other items of business and is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named as proxies in the accompanying proxy card to vote in accordance with their best judgment on such matters.

                                       By Order of the Board of Directors



                                       JOE O. DAVIS
                                       CORPORATE SECRETARY

Austin, Texas
February 12, 1999

                            TANISYS TECHNOLOGY, INC.

             PROXY--ANNUAL MEETING OF STOCKHOLDERS--MARCH 18, 1999 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS PLEASE MARK, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE.

    The undersigned stockholder(s) of Tanisys Technology, Inc. (the "Company") hereby appoint(s) Charles T. Comiso and Joe O. Davis, or each of them, proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held on Thursday, March 18, 1999, at 10:00 a.m., Central Standard Time, at the Renaissance Austin Hotel, 9721 Arboretum Boulevard in Austin, Texas, and at any adjournment thereof, the number of votes which the undersigned would be entitled to cast if personally present:

1.  ELECTION OF DIRECTORS

/ / FOR both the nominees listed       / / WITHHOLD AUTHORITY TO VOTE FOR BOTH
below                                  NOMINEES LISTED BELOW
(EXCEPT AS MARKED TO THE CONTRARY
BELOW)

       2002 CLASS--TERM EXPIRING AT 2002 ANNUAL MEETING:  PARRIS H. HOLMES,
                           JR.  THEODORE W. VAN DUYN

INSTRUCTION: To withhold authority to vote for either individual nominee, write that nominee's name on the line provided:

--------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 1999

            / /  FOR            / /  AGAINST            / /  ABSTAIN

            (CONTINUED, AND TO BE SIGNED AND DATED, ON REVERSE SIDE)

                          (CONTINUED FROM OTHER SIDE)

3. To consider and act upon any other matter which may properly come before the meeting or any adjournment thereof

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    The above items of business are more particularly described in the Proxy Statement dated February 12, 1999, relating to such meeting, receipt of which is hereby acknowledged.

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS UNDER PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTER THAT IS PROPERLY PRESENTED AT THE MEETING.
                                              __________________________________
                                              __________________________________
                                                Signature(s) of Stockholder(s)

                                              Please sign your name exactly as
                                              it appears hereon. Joint owners
                                              must each sign. When signing as
                                              attorney, executor, administrator,
                                              trustee or guardian, please give
                                              your full title as it appears
                                              hereon.
                                              Dated ______________________, 1999